SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: February 5, 2004
                        (Date of Earliest Event Reported)

                      JOHN HANCOCK FINANCIAL SERVICES, INC.
               (Exact name of registrant as specified in charter)

                         Commission File Number: 1-15607

         DELAWARE                                       04-3483032
(State or other jurisdiction                (I.R.S. Employer Identification No.)
       or organization)


                               John Hancock Place
                           Boston, Massachusetts 02117
                    (Address of principal executive offices)

                                 (617) 572-6000
                         (Registrant's telephone number,
                              including area code)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS


         The following exhibit is furnished as part of this Form 8-K:

         (c)  Exhibits

         Exhibit No.                Item
         -----------                ----

         99 John Hancock Financial Services, Inc. Press Release dated February 5, 2004.



ITEM 12.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

         On February 5, 2004, John Hancock Financial Services, Inc., a Delaware corporation, issued a press release, a copy of which is attached hereto as Exhibit 99 and is incorporated herein by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      JOHN HANCOCK FINANCIAL SERVICES, INC.


Date:     February 5, 2004            By:    /s/Wayne A. Budd
                                             -----------------------------------
                                             Wayne A. Budd
                                             Executive Vice President and
                                             General Counsel

                                                                     Exhibit  99

                                          [LOGO] John Hancock Financial Services


News
             John Hancock Financial Services Reports $806 million of
              Net Income for 2003, a Record 61% Increase over 2002

o Company also reports record net operating income $3.29 for full-year 2003 and $0.94 per diluted share for fourth quarter, up 16.7% and 20.5% , respectively
o Net Income per diluted share up 64% to $2.79 in 2003 versus $1.70 in 2002



   -------------------------- ----------------- ---------------- ------------- -- --------------- ---------------- -----------
   Earnings summary                4th Quarter      4th Quarter              %          Full Year        Full Year           %
   (Table 1)                              2003             2002         Change               2003             2002      Change
   -------------------------- ----------------- ---------------- ------------- -- --------------- ---------------- -----------

   Net income                    $72.1 million    $96.6 million       (25.4%)             $806.0           $499.5       61.4%

   Net income
   per share diluted                     $0.25            $0.33       (24.2%)              $2.79            $1.70       64.1%

   Consolidated net
   operating income*            $271.9 million   $224.1 million         21.3%             $949.1           $826.2       14.9%

   Consolidated net
   operating income* per
   share diluted                         $0.94            $0.78         20.5%              $3.29            $2.82       16.7%

   Weighted-average shares
   outstanding diluted          289.69 million   288.47 million                   288.84 million   293.46 million

   -------------------------- ----------------- ---------------- ------------- -- --------------- ---------------- -----------

BOSTON (February 5, 2004) - John Hancock Financial Services, Inc. (NYSE: JHF) today reported net income of $806.0 million for 2003, up 61.4% from $499.5 million in the prior year; on a per diluted share basis, net income was $2.79 versus $1.70 in 2002.

The company also reported record 2003 operating results of $949.1 million, or $3.29 per diluted share, a 16.7% increase from the $2.82 per diluted share reported for 2002. Fourth quarter 2003 net operating income was a record $271.9 million, or $0.94 per diluted share, which excludes both an accounting principle change and net realized investment and other losses of $33.6 million.

Fourth quarter net income of $72.1 million, or $0.25 per diluted share, included a $0.57 per diluted share charge for the cumulative effect of the required
October 1, 2003 adoption of the Financial Accounting Standards Board's
Derivative Implementation Group's Implementation Issue No. B36, which requires differences between fair value and amortized cost for certain liabilities to be reported through net income. The accounting treatment is unchanged for the recording of any change in the fair value of related assets through other comprehensive income or, in the case of mortgages and real estate, not at all.
The impact of this adoption occurred primarily in the company's group participating pension business in the G&SFP segment, where all investment results are ultimately borne by the contract holders.

-------------------------------------
*JHF management uses net operating income to evaluate  financial  performance of its business  segments and as one of a number of different  bases for management incentives.  The company  believes the combined  presentation  and evaluation of consolidated net operating income along with net income under generally accepted accounting  principles (GAAP) provides  information that may enhance  investors'
understanding of the company's  underlying  profitability  from operations.  Net operating  income  differs from GAAP net income because it excludes net realized investment  and other gains and losses and certain  other items that  management believes are not indicative of ongoing operating trends. Net operating income is a  measure  commonly  used in the  life  insurance  industry  and by  securities
analysts  in  the  evaluation  of  company  performance.   See  Table  4  for  a
reconciliation of net operating income to GAAP net income.


                                       1


       The company's investment performance was substantially improved from the prior year's fourth quarter, as net realized investment and other losses declined to $33.6 million versus $125.8 million. The prior year's net income additionally included $1.7 million of charges in the fourth quarter related to restructuring.

      The 20.5% increase in net operating income per diluted share in the fourth quarter was driven by strong results from all retail and institutional business operating units. Additionally, sales momentum and account balances continued to improve across a number of key retail product areas. Total life sales were up 6% from the prior year's fourth quarter, and grew 46% on a sequential basis from the third quarter. Variable annuity account balances increased 7% from the prior year, to $5.6 billion, and fixed annuity account balances grew 24%, to $10.6 billion.

      "Our record 2003 operating results, dramatic growth in net income from the prior year and broad-based business growth, demonstrate the strength and vitality of John Hancock's businesses as we move forward in our merger with Manulife Financial," said David F. D'Alessandro, chairman and chief executive officer. "It is a tremendous testament to the focus and caliber of our employees that we have achieved such a strong finish to the year, with excellent operating results and improved investment performance."

      The proposed merger with Manulife Financial Corporation is scheduled to be voted on by John Hancock stockholders at a special meeting on February 24, 2004.
At closing of the transaction, John Hancock common stockholders would receive
1.1853 Manulife common shares for each John Hancock common share. In addition to approval by shareholders, the transaction is subject to among other things approval by regulatory authorities in the U.S. and Canada. The transaction is currently expected to be completed early in the second quarter of 2004.

      Net realized investment and other losses of $33.6 million included writedowns of $115 million in Parmalat bonds related to accounting fraud at the company, $12 million related to a toll-road project in Texas and $12 million related to a pharmaceuticals equity investment; partially offset by gross gains of $188.8 million including $53 million in equity gains, $27 million of recoveries on previously impaired securities and $26 million of bond and mortgage prepayments booked as realized gains in the quarter. Components of gross pre-tax realized investment gains and losses are shown in the following table:

               --------------------------------------- ------------------------- -----------------------
               Total Gross Pre-tax Realized
               Investment Gain/(Loss)*
               (millions)
               (Table 2)                                4th Quarter 2003                4th Quarter 2002
               --------------------------------------- ------------------------- -----------------------

               Gain on disposal, recoveries
               & prepayments                                            $188.8                  $196.0

               Impairments                                             ($152.7)                ($256.1)

               Loss on disposal                                         ($75.4)                 ($55.0)
                                                                        -------                 -------

               Subtotal                                                 ($39.3)                ($115.0)

               Derivatives and hedging                                  ($38.8)                ($148.4)
                                                                        -------                --------

               Total                                                    ($78.1)                ($263.4)

               --------------------------------------- ------------------------- -----------------------
                 *Excludes amortization of deferred policy acquisition costs, and amounts allocated to participating pension contracts and the closed block policyholder dividend obligation.




                                       2


      "As we expected, the fundamentals of the investment portfolio continued to improve throughout 2003," said D'Alessandro. "We were very disturbed by the apparent fraudulent activity at Parmalat, which drove this investment grade company into bankruptcy in a very short period of time. However, barring that unfortunate situation, we have seen solid sequential improvement of both realized and unrealized investment losses in each of the four quarters of 2003."

      The net unrealized gain on available-for-sale securities was $2.6 billion at December 31, 2003, a dramatic increase from $1.1 billion a year ago. Gross unrealized losses, excluding hedging adjustments (which are temporary in nature), improved to $331 million from $1.2 billion at the end of 2002. This marks the fifth quarter of sequential improvement in gross unrealized losses as credit spreads have improved significantly and more than offset the increase in interest rates.


               -------------------------------------------- --------------------- -----------------------
               Total Unrealized Investment
               Gains/(Loss) On Available-for-
               Sale Securities* (billions)
               (Table 3)                                        4th Quarter 2003         4th Quarter 2002
               -------------------------------------------- --------------------- -----------------------

               Gross unrealized gain                                       $3.1                   $2.6

               Gross unrealized loss                                      ($0.5)                 ($1.5)
                                                                          ------                 ------

               Net unrealized gain                                         $2.6                   $1.1

              ------------------------------------------ -- ---------------------- ----------------------
           *Includes basis adjustments related to hedging.


      The following table reconciles net income with consolidated net operating income:

          --------------------------------------------------- --------------------------- --------------------------
          Net income reconciliation
           (Table 4)                                                     4th Quarter 2003           4th Quarter 2002
          --------------------------------------------------- --------------------------- --------------------------
          (millions)

          Consolidated net operating income                                      $271.9                     $224.1


             Net realized investment and other
             gains (losses)                                                      ($33.6)                   ($125.8)

             Adoption of FASB DIG B-36                                          ($166.2)                         -


             Other                                                                     -                     ($1.7)
                                                                            ------------                    ------

                Total non-operating items                                       ($199.8)                   ($127.5)


          Net income                                                              $72.1                      $96.6


          -------------------------------------------------- -------------------------- --------------------------


                                                                 3



Business Segment Highlights

Protection Segment
------------------------------ ---------- ---------- ------------ ---------------------------------------------------------------
Net operating
income pre-tax                         Q4         Q4            %
(millions)                           2003       2002       Change Comment
------------------------------ ---------- ---------- ------------ ---------------------------------------------------------------

Total Protection                  $149.8     $134.1        11.7%  Strong results in the non-traditional life business and
----------------                                                  continued growth in federal long-term care fee income.



Non-traditional life               $75.2      $62.9        19.6%  Improvement due to higher fee income, including fees from an acquired block of business, and from the
                                                                  release of reserves from conversion of term policies
                                                                  to universal life.

Traditional life                   $38.8      $38.7         0.3%  Lower expenses offset by slightly unfavorable mortality.

Long-term care                     $34.1      $33.8         0.9%  Growth in the business offset by higher expenses, lower portfolio yield, and continued low lapse.

Federal long-term care              $2.0       $0.7         186%  Continued fee income growth from ongoing business ramp-up.
------------------------------ ---------- ---------- ------------ ----------------------------------------------------------------

Sales (millions) *
------------------------------- ---------- --------- ------------- ---------------------------------------------------------------

Core life (excludes bank- and       $58.9     $59.5         (1.0%) A 35% increase in universal life was offset by a 41% decline
corporate-owned (COLI/BOLI))                                       in variable life sales.  Versus the 3rd quarter, core life sales grew by 13% reflecting a 40% increase in UL and 21%
                                                                   increase in term sales, offset by lower variable life
                                                                   sales. This is the third quarter of sequential sales growth.


Total life                          $95.6     $90.0          6.2%  Driven by a 130% increase in COLI sales at M Group, including
(includes COLI/BOLI)                                               four large case placements. This offset a 42% decline in COLI sales at Signator.


Long-term care                      $52.9     $46.9         12.8%  Strong sales of both retail and group LTC, driven by gains in the direct brokerage channel which offset a decline in
                                                                   Signator agent sales.
------------------------------- ---------- --------- ------------- ---------------------------------------------------------------
*Sales are presented as defined by the Life Insurance Marketing Research Association (LIMRA) and represent the amount of new business sold during the period.


                                                                4


Asset Gathering Segment
------------------------ --------------- --------------- -------------- ------------------------------------------------------------
Net operating
income pre-tax                        Q4              Q4              %
(millions)                          2003            2002         Change Comment
------------------------ --------------- --------------- -------------- ------------------------------------------------------------

Total Asset Gathering             $78.0           $53.6          45.5%  Results were strong across all business lines, with improved
---------------------                                                   investment spreads and market performance.


Fixed annuities                   $44.5           $32.9          35.3%  Investment spreads of 258 basis points (bps) from 203 bps in the year ago period, due to continued renewal rate
                                                                        reductions, lower initial crediting rates, lower guaranteed minimum rates and growth in average assets. Earned rates
                                                                        also improved due to higher partnership income.

Variable annuities                 $9.7            $4.7           106%  Favorable separate account performance during quarter resulted in higher fee income and lower GMDB expense.
                                                                        Separate account balances were up 7.8% in the quarter versus
                                                                        4.6% in the year ago period.

Mutual funds                      $23.3           $17.2          35.5%  Advisory fees increased due to growth in assets under management.
------------------------ --------------- --------------- -------------- ------------------------------------------------------------

Sales (millions)

Fixed annuity                    $325.6          $567.4        (42.6%)  Disciplined pricing and introduction of products with lower minimum rates reduced market demand.

Variable annuity                 $108.0          $177.3        (39.1%)  Continued overall weak consumer demand and aggressive competition from peers offering products with higher risk
                                                                        guarantee features.

Mutual funds                     $945.2        $1,588.7        (40.5%)  Prior period closed-end funds deposits were $600 million higher than current quarter. The current quarter includes
                                                                        $116 million increase in open-end funds.
------------------------ --------------- --------------- -------------- ------------------------------------------------------------

Average account balances (millions)

Fixed annuity                 $10,568.8           $8,516.2        24.1%  Increase due to net sales growth.

Variable annuity               $5,592.4           $5,222.1         7.1%  Growth due to separate account appreciation offset by net redemptions.

Mutual funds                  $28,619.3          $25,232.2        13.4%  Growth due to strong equity market appreciation.

------------------------ --------------- ------------------ --------------- --------------------------------------------------------



                                                           5


Guaranteed & Structured Financial Products Segment
------------------------------ ----------- ------------ ------------- --------------------------------------------------------------
Net operating
income pre-tax                          Q4           Q4             %
(millions)                            2003         2002        Change Comment
------------------------------ ----------- ------------ ------------- --------------------------------------------------------------

Total GSFP                         $127.6       $101.9         25.2%  Results driven by spread-based business.
----------

Spread-based                       $120.9        $94.4         28.1%  Spreads of 170 bps in the quarter compared with 137 bps in the year ago period due primarily to additional partnership income that added 40 bps to spreads in the current quarter.

Fee-based                            $6.7         $7.5       (10.7%)  Decline due to gradual run-off of general account asset balances and lower earnings on capital.
------------------------------ ----------- ------------ ------------- --------------------------------------------------------------

Spread-based sales
(millions)

Guaranteed investment               $64.7       $142.7       (54.7%)  Continued weak demand for traditional GICs, and a competitive
contracts (GICs)                                                      pricing environment.

Funding                            $641.7       $674.5        (4.9%)  Competitive pricing in markets as well as managing growth.
agreements

Group annuities                    $257.2        $21.9         1074%  Two large contracts placed in the quarter.

SignatureNotes                     $464.9       $232.0          100%  Sales momentum continued this quarter reflecting the pick-up in the level of interest rates.

Banking products                   $245.2            -          N/M   Strong market reception to new brokered CD product introduced in the quarter.

------------------------------------------------------------------------------------------------------------------------------------
Investment Management Segment
------------------------- --------------- ------------- --------------- ------------------------------------------------------------
Net operating
income pre-tax                         Q4           Q4                %
(millions)                           2003         2002           Change Comment
------------------------- --------------- ------------- --------------- ------------------------------------------------------------

Total Investment                   $11.5          $6.1           88.5%  Strong gains in investment management businesses.
----------------
Management
----------

Independence                        $2.7          $0.2           1250%  Higher fee income on growing assets under management driven
Investment                                                              by market appreciation and operating expense reductions.

Other Investment                    $8.8          $5.9           49.2%  Growth driven by real estate securitization gains and
Management                                                              increased fee business in bond and corporate finance.

------------------------------------------------------------------------------------------------------------------------------------



                                                            6


Maritime Life Segment
----------------------- ------------- ------------ ------------ ---------------------------------------------------------------
Net operating
income pre-tax                     Q4           Q4            %
(millions)                       2003         2002       Change Comment
----------------------- ------------- ------------ ------------ ---------------------------------------------------------------

Total Maritime                 $63.5        $23.1         175%  The acquisition of Liberty Health and continued refinement of
--------------                                                  US GAAP models boosted results.


Retail protection              $21.6        $11.6        86.2%  Strong specialty market results, including the Liberty Health acquired business, and good claims experience drove earnings growth. In addition, refinements in US GAAP models resulted in a large gain in the quarter.

Asset gathering                $30.6         $4.6         565%  Improved equity market performance reduced DAC amortization.
                                                                In addition, refinements in US GAAP models resulted in a
                                                                large gain in the quarter.

Group life and health           $8.5         $9.3        (8.6%) Current quarter results reflect the ongoing impact of pricing increases, the addition of the Liberty Health business and improved LTD results. However, the year ago quarter
                                                                included LTD reserve releases of $3.4 million in excess of the current quarter.

----------------------- ------------- ------------ ------------ ---------------------------------------------------------------
Sales
(millions)

Retail protection              $16.4        $11.6        41.4%  Flat individual life sales overall due to competitive environment were offset by currency gains during the year.

Asset gathering               $179.8       $117.3        53.3%  Increased group pension deposits and individual GIC business helped to offset weak consumer demand for separate account equity investments.

Group life & health            $17.3        $17.1         1.2%  Slower new sales following the Manulife merger announcement.

----------------------- ------------- ------------ ------------ ---------------------------------------------------------------


                                                         7



Corporate & Other Segment
------------------------- ----------- ----------- -------------- -----------------------------------------------------------------
Net operating
income pre-tax                    Q4           Q4              %
(millions)                      2003         2002         Change Comment
------------------------- ----------- ----------- -------------- -----------------------------------------------------------------

Total Corporate              ($32.6)     ($15.8)         (106%)  Loss driven primarily by higher pension and other expenses,
---------------                                                  including $6.6 million of merger related expenses and
& Other                                                          capital transfers to business units. After-tax result of
--------                                                         ($8.4) million in current quarter, declined from
                                                                 ($1.1) million in prior period due to pre-tax
                                                                 decline as well from lower ratio of tax-preferenced
                                                                 investments versus the prior quarter.



------------------------- ----------- ----------- -------------- -----------------------------------------------------------------


                                                            8


Forward-looking Statements

The statements, analyses, and other information contained herein relating to trends in the company's operations and financial results, the markets for the company's products, the future development of the company's business, and the contingencies and uncertainties to which the company may be subject, including those related to the proposed merger with Manulife, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect,"
"intend," "will," "should," "may," and other similar expressions, are "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. Such statements are made based upon management's current expectations and beliefs concerning future events and their potential effects on the company.

Future events and their effects on the company may not be those anticipated by management. John Hancock's actual results may differ materially from the results anticipated in these forward-looking statements. For a discussion of factors that could cause or contribute to such material differences, investors are directed to the risks and uncertainties discussed in our Form 10-K for the year ended December 31, 2002, and other documents filed by the company with the Securities and Exchange Commission. These risks and uncertainties include, without limitation, the following: changes in general economic conditions; the performance of financial markets and interest rates; customer responsiveness to existing and new products and distribution channels; competitive and business factors; new tax or other legislation; and government regulation.

The company specifically disclaims any obligation to update or revise any forward looking information, whether as a result of new information, future developments or otherwise.

Important Legal Information

This communication may contain references to the proposed merger involving John
Hancock Financial Services, Inc. and Manulife Financial Corporation. In connection with the proposed merger, Manulife has filed a registration statement on Form F-4 containing a proxy statement/prospectus for the stockholders of John
Hancock, including and each of John Hancock and Manulife will be filing other documents regarding the proposed transaction, with the SEC. Before making any voting or investment decision, John Hancock Financial Services, Inc.'s stockholders and investors are urged to read the proxy statement/prospectus regarding the merger and any other relevant documents carefully and in their entirety because they contain important information about the proposed transaction. The registration statement containing the proxy statement/prospectus and other documents are available free of charge at the SEC's Web site, www.sec.gov. Stockholders and investors in John Hancock
Financial Services, Inc. are also be able to obtain the proxy statement/prospectus and other documents free of charge by directing their requests to John Hancock Financial Services, Inc. Shareholder Services, Investor
Relations T-58-01, 200 Clarendon St, Boston, Ma 02116 or by calling
617-572-0620.




                                       9


Conference Call

John Hancock will discuss fourth quarter results during a conference call on Friday, February 6th, 2004, at 10:00 a.m. Eastern Time. The conference call will be available live -- and for replay -- at www.jhancock.com/investor.

The live call can also be accessed by telephone  in the U.S. at  (973)-935-2040, and a  rebroadcast  will be  available  through  February  13,  2003,  at  (973)
341-3080. The replay access code will be 4415094.

This press release, the company's quarterly financial supplement, and other financial documents may be obtained at www.jhancock.com/investor.

John Hancock Financial Services, Inc., with $142.5 billion in assets under management, provides a wide range of insurance and investment products and services to individual and institutional customers.

Contacts

Media:  Roy Anderson, 617-572-6385; Leslie Uyeda, 617-572-6387
Investors:  Jean Peters, 617-572-9282; Alicia Charity, 617-572-0882

Supplemental Financial Information Follows




                                       10


      Additional Financial Data

      The following table provides additional financial data:
------------------------------------------------------------------------------------------------------------------------------------
                                                            Three months ended                        Twelve months ended
                                               -------------------------------------------------------------------------------------
                                                           December 31,           December 31,        December 31,      December 31,
                                                               2003                   2002                2003              2002
Table 5                                        -------------------------------------------------------------------------------------
Consolidated net operating income return on                   16.33%                 15.55%              15.32%             14.64%
equity (excluding FAS 115 market adjustment)*

Operating income adjustments                                (12.00)%                (8.85)%              (2.31)            (5.79)%

Net income return on equity (excluding FAS 115
market adjustment)                                             4.33%                  6.70%              13.01%              8.85%

Unrealized (appreciation) depreciation on AFS
securities                                                   (0.80)%                (0.41)%             (1.84)%            (0.58)%

Net income return on shareholders' equity                      3.53%                  6.29%              11.17%              8.27%

Shareholders' equity, in millions (excluding
FAS 115 market adjustment)*                                                                            $6,636.6           $5,752.8

   Per share                                                                                             $22.90             $19.98


Unrealized appreciation (depreciation)
on AFS securities, in millions (net of tax)                                                            $1,579.1             $458.3

   Per share                                                                                              $5.45              $1.59

Shareholders' equity, in millions                                                                      $8,215.7           $6,211.1

   Per share                                                                                             $28.35             $21.57

End of period shares outstanding, in millions                                                            289.79             287.98

Assets under management, in billions
     General account                                                                                      $76.0              $66.6
     Separate account                                                                                     $24.1              $20.8
     Third party                                                                                          $42.4              $40.2
------------------------------------------------------------------------------------------------------------------------------------
Total consolidated                                                                                       $142.5             $127.6
------------------------------------------------------------------------------------------------------------------------------------

* FAS 115 requires the adjustment of available for sale securities to fair market value. Without the FAS 115 adjustment, these assets would be reported at book value. John Hancock management believes that presentation of balance sheet information without the FAS 115 adjustment, along with the GAAP basis, provides information that may enhance investors' understanding of the company's financial performance. Many industry analysts prefer to view this data excluding the FAS 115 adjustment.
------------------------------------------------------------------------------------------------------------------------------------



                                                                 11




Consolidated Operating Income Statements
($ millions)
                                                               Three months ended                    Twelve months ended
                                                                   December 31,                          December 31,
                                                                2003         2002                   2003               2002
                                                         -------------------------------     --------------------------------



Premiums                                                      $ 1,365.3           $864.4           $4,147.7         $3,377.1
Universal life and investment-type
  product fees                                                    221.1            201.7              838.9            815.2
Net investment income                                           1,109.9          1,016.5            4,227.0          3,934.1
Net realized investment gains (losses) (1)                          2.6            (1.0)               11.5              0.9
Investment management revenues/
  commissions/other fees                                          139.4            131.0              532.4            550.7
Other revenue                                                      91.9             72.7              291.7            255.7
                                                         -------------------------------     --------------------------------
  Total revenues (1)                                            2,930.2          2,285.3           10,049.2          8,933.7


Benefits to policyholders                                       1,810.0          1,385.5            6,084.3          5,373.1
Other operating costs and expenses (2)                            501.8            399.4            1,755.7          1,486.5
Amortization of deferred policy acquisition costs                  97.3             50.3              315.5            350.2
Dividends to policyholders                                        123.3            147.1              566.9            585.4
                                                         -------------------------------     --------------------------------
  Total benefits and expenses (2)                               2,532.4          1,982.3            8,722.4          7,795.2

Pre-tax operating income                                          397.8            303.0            1,326.8          1,138.5

Income tax                                                        125.9             78.9              377.7            312.3
                                                         -------------------------------     --------------------------------

Operating income                                                 $271.9           $224.1             $949.1           $826.2

After-tax adjustments:

     Net realized investment gains(losses) (1)                   (33.6)          (125.8)               23.1          (296.7)
     Change in accounting principle, net                        (166.2)                -            (166.2)                -
     Class action lawsuit, net                                        -                -                  -           (19.5)

     Severance/other (2)                                              -            (1.7)                  -           (10.5)
                                                         -------------------------------     --------------------------------

Net income                                                        $72.1            $96.6             $806.0           $499.5
                                                         ===============================     ================================

(1) Excludes $(63.1) million and $22.1 million of pre-tax realized investment gains (losses) for the quarter and year ended December 31, 2003, respectively, which are treated as an operating income adjustment. For the quarter and year ended December 31, 2002, pre-tax realized investment gains (losses) of $(198.3) million and $(455.6) million, respectively, are treated as an operating income adjustment.
(2) Effective Q1 2003, severance charges are part of segment operating income. Includes after-tax severance charges of $1.7 million and $10.5 million of the quarter and year ended December 31, 2002, respectively. For the quarter and year ended December 31, 2003, pre-tax severance charges of $3.0 million and $14.1 million, respectively, were included in segment operating income.


                                       12